Exhibit 99.1

America Service Group Receives Expected Notice of Noncompliance with NASDAQ Marketplace Rule Due to Director Resignations; Company Expects to Regain Compliance within the NASDAQ Cure Period

     BRENTWOOD, Tenn.--(BUSINESS WIRE)--May 18, 2006--America Service Group Inc. (NASDAQ: ASGR) announced today that, due to the resignation from the Company's Board of Directors of Michael E. Gallagher and Carol R. Goldberg on May 6, 2006, and May 8, 2006, respectively, it received, as expected, a notification on May 17, 2006, from NASDAQ Listing Qualifications indicating that the Company no longer complies with NASDAQ's independent director and audit committee requirements as set forth in Marketplace Rule 4350. Marketplace Rule 4350(c) requires that a majority of the Company's Board of Directors be comprised of independent directors. Marketplace Rule 4350(d)(2)(A) requires that the Company's Audit Committee be comprised of at least three members, each of whom are independent.
     Consistent with Marketplace Rule 4350(c)(1), the Company has been provided a cure period until the earlier of the Company's next annual shareholders' meeting, which is currently scheduled for June 14, 2006, or May 6, 2007, in order to regain compliance. To regain compliance, the Company must submit to NASDAQ documentation, including biographies of any proposed directors, evidencing compliance with the rules no later than this date. In the event the Company does not regain compliance within this period, NASDAQ will provide written notification that its securities will be delisted. The Company is actively conducting a search for at least two independent directors to serve on its Board of Directors and Audit Committee. The addition of one qualified independent director to serve on the audit committee will allow the Company to regain compliance with Marketplace Rule 4350.

     America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates.

     Cautionary Statement

     This press release contains "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company's or management's beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

     -- the ability of the Company to add new independent directors to its Board of directors and Audit Committee so as to regain compliance with NASDAQ listing requirements;

     -- the risk that government entities (including the Company's government customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters investigated by the Audit Committee or the previous restatement of the Company's financial results;

     -- the risks arising from shareholder litigation as a result of the matters recently investigated by the Audit Committee or the previous restatement of the Company's financial results;

     -- risks associated with the possibility that the Company may be unable to satisfy covenants under its credit facility;

     -- risks arising from potential weaknesses or deficiencies in our internal control over financial reporting;

     -- risks arising from the possibility that the Company may be unable to collect accounts receivable;

     -- the Company's ability to retain existing client contracts and obtain new contracts;

     -- the Company's ability to comply with government regulations and/or orders of judicial authorities;

     -- whether or not government agencies continue to privatize correctional healthcare services;

     --   the possible effect of adverse publicity on the Company's business;

     -- increased competition for new contracts and renewals of existing contracts;

     --   the Company's ability to execute its expansion strategies;

     -- the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage;

     --   the outcome of pending litigation;

     --   the Company's dependence on key personnel; and

     -- the Company's determination whether to repurchase shares under its previously announced stock repurchase program.

     A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.


     CONTACT: America Service Group Inc., Brentwood
              Michael Catalano, 615-373-3100
              or
              Michael W. Taylor, 615-373-3100